Exhibit (g)(i)(B)

Execution Version

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of December 30, 2022 is the Schedule II to that certain Custody Agreement between FundVantage Trust and The Bank of New York Mellon dated as of March 14, 2011, as may be amended from time to time.

SERIES

Ambrus Tax-Conscious California Bond Fund

Ambrus Core Bond Fund

Ambrus Tax-Conscious National Bond Fund

C WorldWide International Equities Fund

C WorldWide Global Equities Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

DuPont Capital Value Creators Large Cap Fund

EIC Value Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Enhanced Index Plus Fund

Gotham Enhanced 500 Fund

Gotham Enhanced 500 Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham ESG Large Value Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Plus Fund

Gotham Large Value Fund

Gotham Master Neutral Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Bank Loan Fund

Polen China Growth Fund

Polen Global Emerging Markets Growth Fund

Polen Global Emerging Markets ex China Growth Fund

Polen Global Growth Fund

Polen Global SMID Company Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Polen U.S. SMID Company Growth Fund

Polen Upper Tier High Yield Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Focus Fund

Sirios Long/Short Fund

TOBAM Emerging Markets Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Nicole Fouron
Name:	Nicole Fouron
Title:	Managing Director
Date:	January 03, 2023

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President
Date:	January 3, 2023